Exhibit 10.2
TRW AUTOMOTIVE HOLDINGS CORP.
2003 STOCK INCENTIVE PLAN
EXECUTIVE OFFICER
STOCK-SETTLED STOCK APPRECIATION RIGHTS AGREEMENT
          THIS AGREEMENT, is made effective as of [                    ], 200 [ ] (the “Date of Grant”), between TRW Automotive Holdings Corp. (the “Company”) and [                     ](the “Participant”).
R E C I T A L S:
          WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be granted the stock appreciation rights provided for herein pursuant to the Plan and the terms set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
          (a) “Appreciation Amount,” for each SSAR, is calculated as the (i) the lesser of (x) the Exercise FMV and (y) the Maximum Value, minus (ii) $ [     ], which is the Fair Market Value of one Share on the Date of Grant.
          (b) “Cause” means, “Cause” as defined in the Closing Date Employment Agreement or, if not defined therein or if there is no such agreement, “Cause” means (i) such Participant’s continued failure substantially to perform such Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its Subsidiaries or Affiliates to the Participant of such failure, (ii) dishonesty in the performance of the Participant’s duties, (iii) such Participant’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Participant’s willful malfeasance or willful misconduct in connection with such Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Participant’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Participant is subject.
          (c) “Closing Date” means February 28, 2003.

          (d) “Closing Date Employment Agreement” means a written employment agreement between the Company or any of its Subsidiaries and the Participant which is or was entered into as of or after the Closing Date (as the same may be amended, modified or supplemented in accordance with the terms thereof).
          (e) “Disability” means, “disability” as defined in the Closing Date Employment Agreement or, if not defined therein or if there shall be no such agreement, “disability” of the Participant shall have the meaning ascribed to such term in the Company’s long-term disability plan or policy, as in effect from time to time.
          (f) “Exercise FMV” means the Fair Market Value of one Share on the date of exercise of an SSAR.
          (g) “Expiration Date” means the eighth anniversary of the Date of Grant.
          (h)“Good Reason“ means “Good Reason” as defined in the Closing Date Employment Agreement.
          (i) “Maximum Value” means $50.00.
          (j) “Plan” means the TRW Automotive Holdings Corp. 2003 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.
          (k) “Retirement“ means satisfaction of the requirements for early or normal retirement under a defined benefit pension plan maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined by Section 1563 of the Internal Revenue Code) and receipt of pension benefits in accordance with such requirements as soon as administratively practicable following the last date of active employment with the Company or its controlled group of corporations.
          (l) “SSARs” means the stock-settled stock appreciation rights granted hereunder.
          (m) “Vested Portion” means, at any time, the portion of the SSARs which have become vested, as described in Section 3 of this Agreement.
          2. Grant of SSARs. The Company hereby grants to the Participant [     ] SSARs, subject to adjustment as set forth in the Plan. Each SSAR entitles the Participant to receive the appreciation in value of one underlying Share, subject to the terms, conditions and maximum value limitations contained in this Agreement. Upon exercise, subject to the satisfaction of applicable tax withholding pursuant to Section 7, the Participant shall be entitled to receive from the Company a number of whole Shares determined by dividing the aggregate Appreciation Amount for the number of SSARs being exercised by the Exercise FMV. Fractional Shares shall be rounded down to the nearest whole Share, and any remaining cash will be paid to the Participant in such manner as shall be determined by the Company in its discretion.

          3. Vesting of the SSARs.
          (a) In General. Subject to Sections 3(b) and 3(c), one-third of the SSARs subject to this Agreement shall vest and become exercisable on the first anniversary of the Date of Grant and an additional one-third of the SSARs shall vest and become exercisable on each subsequent anniversary of the Date of Grant (each a “Scheduled Vesting Date”), until such SSARs are 100% vested.
          (b) Change of Control. Notwithstanding the foregoing, upon a Change of Control, the unvested portion of the SSARs, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable.
          (c) Termination of Employment. If the Participant’s employment with the Company and its Affiliates terminates for any reason, the SSARs, to the extent not then vested, shall be immediately canceled by the Company without consideration; provided, however, that if the Participant’s employment is terminated (i) due to the Participant’s death or Disability, (ii) by the Company or its Affiliates without Cause or (iii) by the Participant for Good Reason, the unvested portion of the SSARs, to the extent not previously cancelled or forfeited, shall become vested and exercisable with respect to the number of SSARs that otherwise would have become vested and exercisable on the next Scheduled Vesting Date following such termination. The Vested Portion of the SSARs shall remain exercisable for the period set forth in Section 4(a) of this Agreement.
          4. Exercise of SSARs.
          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the SSARs at any time prior to the Expiration Date. Notwithstanding the foregoing (but subject to Section 4(c) below), if the Participant’s employment terminates prior to the Expiration Date, the Vested Portion of the SSARs shall remain exercisable for the period set forth below:
          (i) Death or Disability. If the Participant’s employment with the Company and its Affiliates terminates due to the Participant’s death or Disability, the Participant (or, in the case of death, the Participant’s estate or those designated by will or the laws of descent and distribution) may exercise the Vested Portion of the SSARs for a period ending on the earlier of (A) two years following the date of such termination and (B) the Expiration Date;
          (ii) Termination other than for Cause. If the Participant’s employment with the Company and its Affiliates is terminated for any reason other than by the Company or its Affiliates for Cause or due to the Participant’s death, Disability or Retirement, the Participant may exercise the Vested Portion of the SSARs for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date;
          (iii) Termination for Retirement. If the Participant’s employment with the Company terminates due to Retirement, the Vested Portion of the SSARs shall remain exercisable until the Expiration Date; and

          (iv) Termination by the Company for Cause. If the Participant’s employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of the SSARs shall terminate in full and cease to be exercisable.
          (b) Method of Exercise.
          (i) Subject to Section 4(a) of this Agreement, the Vested Portion of the SSARs may be exercised by following such procedures as the Company or its designated administrator shall determine, which may include a telephonic or online election through the Company’s authorized agent or by execution and delivery of a written notice of intent to so exercise; provided that the SSARs may be exercised with respect to whole SSARs only. Such election or notice shall specify the number of SSARs being exercised. The Participant must exercise a minimum number of SSARs such that the aggregate Appreciation Amount for all SSARs exercised at any one time must at least equal the Exercise FMV.
          (ii) Upon the Company’s determination that any portion of the SSARs have been validly exercised, the Company shall issue such number of whole Shares determined in accordance with Section 2, in the Participant’s name. The Shares will be delivered to the Participant in such manner as shall be determined by the Company in its discretion. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the Shares to the Participant.
          (iii) In the event of the Participant’s death, the Vested Portion of the SSARs shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          (c) Automatic Exercise. Notwithstanding Section 4(b), in the event that the Fair Market Value of a Share is equal to or greater than the Maximum Value on a particular date, the Participant hereby agrees that the portion of the SSARs that are vested (or become vested) and exercisable on such date (and which have not previously been cancelled or forfeited or expired due to the lapse of the applicable exercise period set forth in Section 4(a)) shall automatically be exercised on such day without any action by the Participant (an “Automatic Exercise”). Upon such Automatic Exercise, notwithstanding anything to the contrary in Section 2, subject to the satisfaction of applicable tax withholding, the Participant shall be entitled to receive from the Company a number of whole Shares determined by dividing (i) the aggregate Appreciation Amount (which will be calculated as the Maximum Value minus the Fair Market Value on the Date of Grant) for the number of SSARs then vested and exercisable by (ii) the Exercise FMV. Fractional Shares shall be rounded down to the nearest whole Share, and any remaining cash will be paid to the Participant in such manner as shall be determined by the Company in its discretion.

          5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or its Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
          6. Transferability. Unless otherwise determined by the Committee, the SSARs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, the SSARs are exercisable only by the Participant.
          7. Withholding. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the SSAR, regardless of any action (by the Company or any Affiliate or any designated agent) with respect to any tax withholding obligations that arise in connection with the SSAR or its exercise. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to, consistent with applicable law, withhold from any payment due or transfer made under the SSARs or under the Plan or from any compensation or other amount owing to the Participant, the amount (in cash, Shares, other securities, other Awards or other property) sufficient to satisfy the minimum applicable statutory tax withholding obligation (whether federal, state, international or local), including any employment tax obligation or any other withholding obligation in respect of the SSARs, their exercise, or any payment or transfer under the SSARs or under the Plan and to take such action as may be necessary at the option of the Company to satisfy all obligations for the payment of such taxes.
          8. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.
          10. SSARs Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The SSARs and the Shares received upon exercise of the SSARs are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

          11. No Rights as a Stockholder. The Participant shall have no rights of a stockholder with respect to any the SSAR or the underlying Shares (including any voting rights or rights with respect to any dividends paid on the Shares) unless and until the Participant has exercised the SSAR and the SSAR is settled by the issuance of Shares to the Participant.
          12. No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, the SSARs) become subject to the requirements of Section 409A.
          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile or electronic image scan shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
          14. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the SSARs granted under this Agreement and participation in the Plan or future awards that may be granted under the Plan by electronic means or to request the Participant consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

TRW AUTOMOTIVE HOLDINGS CORP.
By
Its

Participant: